Exhibit 99.1

STARWOOD WAYPOINT HOMES ANNOUNCES

SECOND QUARTER 2017 FINANCIAL AND OPERATING RESULTS

Scottsdale, Arizona (August 9, 2017) – Starwood Waypoint Homes (NYSE: SFR) (“SWH” or the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced operating and financial results for the three and six months ended June 30, 2017. Capitalized terms used herein have the meanings set forth in the Appendix to the Supplemental Report of financial and operating information posted on the Company’s website.

Second Quarter 2017 Highlights

•	Closed GI Portfolio acquisition of 3,106 homes increasing existing market densities, including high-growth California submarkets.
•	Completed a $918.9 million follow-on equity offering ($522.3 million primary and $396.6 million secondary).
•	Total revenues increased 7.3% to $154.4 million for the three months ended June 30, 2017 from $143.8 for the three months ended June 30, 2016.
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Net loss attributable to common shareholders of $1.1 million or $0.01 per basic and diluted share for the three months ended June 30, 2017, compared to a $15.7 million net loss or a $0.15 loss per basic and diluted share for the three months ended June 30, 2016.

•	Core Funds from Operations (“Core FFO”) was $54.9 million or $0.45 per share for the three months ended June 30, 2017.
•	Core Net Operating Income (“Core NOI”) margin for Same Home properties increased to 64.6% for the three months ended June 30, 2017, compared to 62.6% for the three months ended June 30, 2016.
•	Same Home Net Operating Income increased by 8.1%, supported by Core Rental Revenue growth of 4.8%, a decrease in Core Operating Expenses of (0.8%) and an occupancy rate of 95.1%.
•	Achieved renewal, replacement and blended rent growth rates of 5.2%, 6.1% and 5.5%, respectively, for the Same Home cohort.
•	Entered into a $675.0 million revolving credit facility.

“Starwood Waypoint Homes had a very active second quarter, investing nearly $1 billion in asset acquisitions, highlighted by our GI Portfolio purchase of 3,106 single-family homes.  This portfolio was an exceptional opportunity for Starwood Waypoint to further deepen its footprint within existing markets, including high-growth California,” stated Fred Tuomi, the Company’s CEO.  “We delivered another strong-performing quarter with Same Home NOI growth of 8.1% while achieving a Same Home Core Net Operating Income margin of 64.6%. The 2017 leasing season is demonstrating continued favorable fundamentals which positions us well for the balance of the year.”

Second Quarter 2017 Operating Results

Total revenues were $154.4 million for the three months ended June 30, 2017, and net loss attributable to common shareholders was $1.1 million, or $0.01 per share for the three months ended June 30, 2017, driven by depreciation and amortization expense.

NAREIT FFO was $39.5 million for the three months ended June 30, 2017, or $0.32 per share, and Core FFO was $54.9 million, or $0.45 per share. NAREIT FFO and Core FFO are common supplemental measures of operating performance for a REIT, and the Company believes both are useful to investors as a complement to GAAP measures because they facilitate an understanding of the operating performance of the Company’s properties.

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Same Home Results

For the Company’s Same Home portfolio of 27,713 homes, revenue, operating expenses and NOI were $136.0 million, $52.4 million and $83.6 million, respectively, for the three months ended June 30, 2017.  Year-over-year Same Home revenue and expense growth were impacted by the implementation of a third-party utility billing service provider during the third quarter 2016, whereby water, sewer and trash services are now held in the Company’s name during resident occupancy and subsequently billed-back to the resident; this had the effect of increasing both revenue growth and expense growth for both the three and six months ended June 30, 2017.  Core Rental Revenue and Core Property Operating Expense measures reflect the net effect of these utility reimbursements, as well as other chargebacks.  Core Revenue growth for the quarter was 4.8% with Core Expense decreasing by (0.8%). Same Home Core NOI margin for the three months ended June 30, 2017 and June 30, 2016 were 64.6% and 62.6%, respectively. The table below summarizes Same Home operating results.

Same Home	Q2 Results
Homes as of June 30, 2017	27,713
Occupancy as of June 30, 2017	95.1%
Revenue/Core Revenue Growth (June 30, 2017 as compared to June 30, 2016)	5.6%/4.8%
Operating Expense/Core Expense Growth (June 30, 2017 as compared to June 30, 2016)	1.9%/(0.8%)
NOI Growth (June 30, 2017 as compared to June 30, 2016)	8.1%
NOI/Core NOI Margin	61.5%/64.6%

Investments

During the three months ended June 30, 2017, the Company acquired 3,661 homes for an aggregate total investment of approximately $959.0 million, or approximately $262,000 per home, including estimated investment costs for renovation, primarily driven by the GI Portfolio acquisition of 3,106 homes.  The Company sold 999 single-family rental homes for gross sales proceeds of $116.2 million, resulting in a gain of approximately $7.8 million, primarily driven by the divestiture of 866 homes in the Atlanta market.

Balance Sheet and Capital Markets Activities

As of June 30, 2017, the Company had $3.8 billion of debt outstanding and approximately $495.0 million of undrawn commitments on its credit facilities.  The Company’s outstanding debt balance is inclusive of the remaining term loan debt assumed in connection with the GI Portfolio acquisition. During the quarter, the Company fully extinguished its SWAY 2014-1 securitization obligation.

In April 2017, the Company finalized a $675.0 million revolving credit facility, replacing two secured facilities originated prior to the merger between Colony American Homes and Starwood Waypoint Residential Trust.  The Company entered into an at-the-market (ATM) sales agreement under which it may sell up to $300.0 million of its common shares in amounts and times to be determined by the Company.

In June 2017, the Company completed a follow-on equity offering of approximately $918.9 million, consisting of approximately $522.3 million primary shares sold by the Company and approximately $396.6 million in secondary shares sold by certain selling shareholders.  The primary uses of proceeds were the acquisition of a portfolio of 3,106 single-family rental homes from Waypoint/GI Venture, LLC, along with the repayment of certain of the Company’s existing indebtedness and for general corporate purposes.  The Company did not receive any of the proceeds from the sale of the common shares by the selling shareholders.

On August 1, 2017, the Board declared a dividend of $0.22 per common share for the third quarter of 2017, which will be paid on October 13, 2017 to shareholders of record on September 29, 2017.

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Full Year 2017 Financial Guidance

The table below provides the Company’s updated 2017 full-year Core FFO per share range, Same Home revenue and growth assumptions, and relevant operating metrics.

2017 Guidance
Core FFO/Share	$1.85 - $1.90
Same Home Revenue Growth (1)	4 – 5%
Same Home Expense Growth (1)	2 – 3%
Same Home Core NOI Margin	64 – 65%
Same Home Occupancy	95 – 96%
Same Home Turnover	35 – 37%

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

This outlook is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. This outlook reflects the Company’s expectations on (1) existing investments and (2) yield on incremental investments inclusive of the Company’s existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team.  Please refer to the Forward Looking Statements disclosure.

Second Quarter 2017 Conference Call

A conference call is scheduled on Thursday, August 10, 2017, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the three months ended June 30, 2017. The domestic dial-in number is 1-877-407-9039 (for U.S. and Canada) and the international dial-in number is 1-201-689-8470 (passcode not required). An audio webcast may be accessed at www.starwoodwaypoint.com in the investor relations section. A replay of the call will be available through September 10, 2017 and can be accessed by calling 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international), replay pin number 13666421, or by using the link at www.starwoodwaypoint.com, in the investor relations section.

About Starwood Waypoint Homes

Starwood Waypoint Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Starwood Waypoint Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Starwood Waypoint Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.starwoodwaypoint.com.

Additional information

A copy of the Second Quarter 2017 Supplemental Information Package (“Q2 2017 Supplement”) and this press release are available on the Company’s website at www.starwoodwaypoint.com.

(1) Growth rates presented exclude the impact of resident utility billing revenue and associated utility chargeback expenses as a result of the SWH utility chargeback transition beginning in Q3 2016, whereby water, sewer and trash services are held in the Company’s name during resident occupancy and subsequently billed back to the resident.	3

Notice Regarding Non-GAAP Financial Measures

This press release and the Q2 2017 Supplement contain and may refer to certain non-GAAP financial measures and terms that management believes are helpful in understanding our business, as further set forth in the definitions, explanations and reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measures included in the Appendix. These measures and terms are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should be read together with the most comparable GAAP measures.

Forward-Looking Statements

Certain statements in this press release and the quarterly supplement/presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are based on certain assumptions and discuss future expectations, describe future plans and strategies and contain financial and operating projections or state other forward-looking information. The Company’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to: the factors referenced in the Company’s Annual Report on Form 10-K; unanticipated increases in financing and other costs, including a rise in interest rates; the availability, terms and the Company’s ability to effectively deploy short-term and long-term capital; the possibility that unexpected liabilities may arise from the Company’s merger (the “Merger”) with Colony American Homes (“CAH”), including the outcome of any legal proceedings that have been or may be instituted against the Company, CAH or others in connection with the Merger and the associated transactions; changes in the Company’s business and growth strategies; the Company’s ability to hire and retain highly skilled managerial, investment, financial and operational personnel; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; declines in the value of single-family residential homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objectives and business and growth strategies; the Company’s ability to convert the properties it acquires into rental homes generating attractive returns and to effectively control the timing and costs relating to the renovation and operation of the properties; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to effectively manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the rates of default or decreased recovery rates on the Company’s target assets; the adequacy of the Company’s cash reserves and working capital; potential conflicts of interest with Starwood Capital Group and its affiliates and managed investment activities; the timing of cash flows, if any, from the Company’s investments; the Company’s expected leverage; financial and operating covenants contained in the Company’s credit facilities and securitizations that could restrict its business and investment activities; effects of derivative and hedging transactions; the Company’s ability to maintain effective internal controls as required by the Sarbanes-Oxley Act of 2002 and to comply with other public company regulatory requirements; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; actions and initiatives of the U.S., state and municipal governments and changes to governments’ policies that impact the economy generally and, more specifically, the housing and rental markets; changes in governmental regulations, tax laws (including changes to laws governing the taxation of real estate investment trusts (“REITs”) and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of its subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of the Company’s subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and estimates relating to the Company’s ability to make distributions to its shareholders in the future.

You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in the reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Except as required by law, the Company is under no duty to, and the Company does not intend to, update any of the forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

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Consolidated Financials

Balance Sheet (Unaudited)

As of June 30, 2017

Dollars in thousands

Assets		Liabilities
Investments in real estate properties:		Accounts payable and accrued expenses	$115,799
Land and land improvements	$1,847,410	Resident prepaid rent and security deposits	65,253
Buildings and building improvements	4,930,542	Revolving credit facilities	180,000
Furniture, fixtures and equipment	159,196	Secured term loan	450,000
Total investments in real estate properties	6,937,148	Mortgage loans, net	2,689,478
Accumulated depreciation	(447,600)	Convertible senior notes, net	521,674
Investments in real estate properties, net	6,489,548	Liabilities related to assets held for sale	533
		Other liabilities	5,697
		Total liabilities	4,028,434
Real estate held for sale, net	144,070	Equity
Cash and cash equivalents	174,407	Common shares, at par	1,277
Restricted cash	129,326	Additional paid-in capital	3,625,423
Investments in unconsolidated joint ventures	33,709	Accumulated deficit	(388,255)
Asset-backed securitization certificates	114,550	Accumulated other comprehensive income	18,555
Assets held for sale	26,271	Total shareholders' equity	3,257,000
Goodwill	260,230	Non-controlling interests	185,525
Other assets, net	98,848	Total equity	3,442,525
Total assets	$7,470,959	Total liabilities and equity	$7,470,959

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Statement of Operations (Unaudited)

Dollars in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016 (1)	2017	2016 (1)
Revenue
Rental income	$141,641	$133,081	$280,894	$262,738
Other property income	9,953	7,773	18,966	13,492
Other income	2,780	2,979	5,554	5,869
Total revenues	154,374	143,833	305,414	282,099
Expenses
Property operating and maintenance	21,718	21,940	40,664	38,678
Real estate taxes, insurance and HOA costs	29,411	27,921	57,710	55,240
Property management	9,242	10,131	18,892	20,147
Interest expense	37,141	37,984	76,140	75,441
Depreciation and amortization	48,114	44,844	94,299	88,474
Impairment of real estate assets	214	144	657	174
Share-based compensation	1,636	711	3,197	1,098
General and administrative	10,945	12,110	21,785	28,476
Transaction-related	65	5,073	65	28,555
Total expenses	158,486	160,858	313,409	336,283
Net gain on sales of real estate	7,809	527	8,487	1,911
Equity in income from unconsolidated joint ventures	190	157	370	354
Loss on extinguishment of debt	(3,537)	-	(10,690)	-
Other expense, net	(1,112)	(2,925)	(2,750)	(3,650)
Loss before income taxes	(762)	(19,266)	(12,578)	(55,569)
Income tax expense	179	81	336	326
Net loss from continuing operations	(941)	(19,347)	(12,914)	(55,895)
(Loss) income from discontinued operations, net	(175)	2,684	(221)	(7,817)
Net loss	(1,116)	(16,663)	(13,135)	(63,712)
Net loss attributable to non-controlling interests	61	988	739	3,838
Net loss attributable to common shareholders	$(1,055)	$(15,675)	$(12,396)	$(59,874)

Net loss per common share - basic and diluted
Net loss attributable to common shareholders	$(0.01)	$(0.15)	$(0.11)	$(0.59)
Weighted average common shares outstanding	116,003,434	101,486,847	110,330,186	101,776,801

(1) Certain line items have been reclassified to conform to the current period groupings. See Form 10-Q for the period ended June 30, 2017 for further detail.	6

Reconciliation to FFO and Core FFO

Dollars in thousands, except share and per share data

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017

Reconciliation of net loss to NAREIT FFO
Net loss attributable to common shareholders	$(1,055)	$(12,396)
Adjustments:
Depreciation and amortization on real estate assets	48,047	94,164
Impairment of real estate assets	214	657
Net gain on sale of real estate	(7,809)	(8,487)
Non-controlling interests	(61)	(739)
Discontinued operations, net (NPL/REO)	175	221
NAREIT FFO	$39,511	$73,420
NAREIT FFO per share (1)	$0.32	$0.63

Adjustments for Core FFO
NAREIT FFO	$39,511	$73,420
Amortization of deferred financing costs, debt discounts, non-cash interest expense from interest rate caps and loss on extinguishment of debt	13,695	31,025
Share-based compensation	1,636	3,197
Transaction-related expenses	65	65
Core FFO	$54,907	$107,707

Core FFO per share (1)	$0.45	$0.92

Adjustments for Core AFFO
Core FFO	$54,907	$107,707
Recurring capital expenditures	(11,189)	(21,463)
Capitalized leasing (2)	(2,289)	(4,442)
Core AFFO	$41,429	$81,802

Core AFFO per share (1)	$0.34	$0.70

(1) Weighted-average shares totaled 121,904,615 and 116,584,395 for the three and six-month periods ended June 30, 2017, respectively. A reconciliation of outstanding shares is included in the Appendix. (2) Comprised of $2.1 million of certain personnel costs and $0.2 million of third-party commissions, and $4.0 million of certain personnel costs and $0.4 million of third-party commissions for the three and six month periods ending June 30, 2017, respectively.	7

Contacts:

For Starwood Waypoint Homes:

Investor Relations

Phone: 480-800-3490

IR@colonystarwood.com

Or

Media Relations

Jason Chudoba, 646-277-1249

Jason.chudoba@icrinc.com

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